UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2019

INNOSPEC INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-13879

Delaware	98-0181725
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

8310 South Valley Highway

Suite 350

Englewood, Colorado, 80112

(Address of principal executive offices, including zip code)

(303)792-5554

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Change of Independent Registered Public Accounting Firm

On April 5, 2019, KPMG LLP, the independent registered public accounting firm of Innospec Inc. (the “Company”) for the fiscal year ended December 31, 2018, notified the Company of its intention to resign as the Company’s independent registered public accounting firm in advance of the audit for the year ending December 31, 2019. KPMG LLP will review the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2019 (the “First Quarter 2019 10-Q”) to be filed with the Securities and Exchange Commission (“SEC”). KPMG LLP will cease providing services to the Company in 2019 after the Company has filed the First Quarter 2019 10-Q and has concluded its annual meeting of stockholders to be held on May 8, 2019 (the “Annual Meeting”) or as soon as practicable thereafter once a new independent registered public accounting firm has been appointed.

As a result of KPMG LLP’s notification, Proposal 3 regarding ratifying the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019 contained in the Company’s proxy statement for the Company’s Annual Meeting of stockholders filed with the SEC on March 22, 2019 may be moot. Therefore, the Company reserves the right not to call Proposal 3 for a vote at the Annual Meeting.

The Audit Committee of the Company’s Board of Directors (the “Audit Committee”) is currently in the process of selecting a replacement independent registered public accounting firm for the Company for the year ending December 31, 2019. The Audit Committee intends to appoint the new independent registered public accounting firm as soon as practicable.

The Company confirms that the reports of KPMG LLP and its predecessor firm, KPMG Audit PLC (collectively “KPMG”), on the Company’s consolidated financial statements for the most recent fiscal years ended December 31, 2018 and 2017 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle.

The audit reports of KPMG on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2018 and 2017 also did not contain any adverse opinion or disclaimer of opinion.

During the two most recent fiscal years ended December 31, 2018 and December 31, 2017 and during the subsequent interim period from January 1, 2019 through to the date of KPMG LLP’s notification of its intention to resign, there were (i) no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements for such years or periods, and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

In connection with KPMG LLP’s notice of resignation, the Company, as it is required to do, provided KPMG with a copy of this Form 8-K and requested that KPMG provide the Company with a letter addressed to the SEC stating whether or not KPMG agrees with the above disclosures. A copy of KPMG’s letter, dated April 10, 2019, in which KPMG confirmed that it agreed with the Company’s disclosures, is attached as Exhibit 16.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

EXHIBIT INDEX

Number	Description	Method of Filing

16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated April 10, 2019	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOSPEC INC.

By:	/s/ David B. Jones
David B. Jones
VP, General Counsel and CCO

Date: April 11, 2019

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